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                                                                  EXHIBIT (A)(3)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            DAKA INTERNATIONAL, INC.
                             AT $7.50 NET PER SHARE
                                       BY
                             COMPASS HOLDINGS, INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                               COMPASS GROUP PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 25, 1997, UNLESS THE OFFER IS EXTENDED. COMPASS HOLDINGS, INC. HAS AGREED TO EXTEND THE OFFER UNTIL THE FIRST BUSINESS DAY FOLLOWING THE DISTRIBUTION RECORD DATE (AS DEFINED IN THE OFFER TO PURCHASE).

                                                                    May 29, 1997
To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        We have been appointed by Compass Holdings, Inc. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Compass Group PLC, a public limited company incorporated in England and Wales ("Parent"), to act as Information Agent in connection with its offer to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of DAKA International, Inc., a Delaware corporation (the "Company"), at $7.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated May 29, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), copies of which are enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 27, 1997, among Parent, Purchaser, Compass Interim, Inc. and the Company.

        THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED (INCLUDING SHARES THAT REMAIN SUBJECT TO GUARANTEED DELIVERY PROCEDURES) AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES WHICH, WHEN ADDED TO THE NUMBER OF SHARES THEN BENEFICIALLY OWNED BY PARENT, PURCHASER AND ITS AFFILIATES OR COMPASS INTERIM, INC. (INCLUDING THE SHARES (THE "SERIES A CONVERTED SHARES") INTO WHICH THE SHARES OF SERIES A PREFERRED STOCK OF THE COMPANY TO BE ACQUIRED BY PURCHASER PURSUANT TO THE SERIES A PREFERRED STOCK AGREEMENT (AS DEFINED IN THE OFFER TO PURCHASE) ARE CONVERTIBLE), CONSTITUTES AT LEAST TWO-THIRDS OF THE SUM OF THE TOTAL NUMBER OF SHARES THEN OUTSTANDING PLUS THE NUMBER OF SERIES A CONVERTED SHARES AND REPRESENTS AT LEAST TWO-THIRDS OF THE VOTING POWER OF ALL SHARES OF CAPITAL STOCK OF THE COMPANY THAT WOULD BE ENTITLED TO VOTE ON THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE).

        For your information and for forwarding to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

        1.  Offer to Purchase, dated May 29, 1997;

        2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

        3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or if the procedures for book-entry transfer cannot be completed on a timely basis;

        4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

        5.  Return envelope addressed to The Bank of New York, as Depositary.

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        Your attention is directed to the following:
          1. The tender price is $7.50 per Share, net to the seller in cash.
          2. THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE OFFER, THE DISTRIBUTION AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER AGREEMENT, THE OFFER, THE DISTRIBUTION AND THE MERGER, AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.
          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, June 25, 1997, unless the Offer is extended.
          4. The Offer is being made for all of the outstanding Shares. The Offer is conditioned upon, among other things, there being validly tendered (including Shares that remain subject to guaranteed delivery procedures) and not withdrawn prior to the expiration of the Offer a number of Shares which, when added to the number of Shares then beneficially owned by Parent, Purchaser and its affiliates or Compass Interim, Inc. (including the Shares (the "Series A Converted Shares") into which the shares of Series A Preferred Stock of the Company to be acquired by Purchaser pursuant to the Series A Preferred Stock Agreement (as defined in the Offer to Purchase) are convertible), constitutes at least two-thirds of sum of the total number of Shares then outstanding plus the number of Series A Converted Shares and represents at least two-thirds of the voting power of all shares of capital stock of the Company that would be entitled to vote on the Merger (as defined in the Offer to Purchase).
          5. Shareholders who tender Shares will not be obligated to pay brokerage fees, commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.
     The Company has advised Parent and the Purchaser that, prior to the time notice of the Distribution Record Date is given and at least ten days prior to the Expiration Date, it will distribute to holders of Shares an information statement ("the Information Statement") with respect to the business, operations and management of Unique Casual Restaurants, Inc. a newly formed Delaware corporation and a wholly owned subsidiary of the Company ("the Information Statement"). See Section 10 of the Offer to Purchase.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will be deemed to have accepted for payment, and will pay for, all Shares validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) when, as and if the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase)), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) (unless, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) is utilized) and any other documents required by the Letter of Transmittal.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates representing the tendered Shares should be delivered, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender their Shares, but it is impracticable for them to deliver their certificates on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

     The Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 25, 1997, UNLESS THE OFFER IS EXTENDED. COMPASS HOLDINGS, INC. HAS AGREED TO EXTEND THE OFFER UNTIL THE FIRST BUSINESS DAY FOLLOWING THE DISTRIBUTION RECORD DATE (AS DEFINED IN THE OFFER TO PURCHASE).

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained by contacting the undersigned at (800) 322-2885 or (212) 929-5500 (call collect).

                                         Very truly yours,

                                         MACKENZIE PARTNERS, INC.
 NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE PURCHASER, THE COMPANY, ANY AFFILIATE OF THE COMPANY, COMPASS GROUP PLC, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.